Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 31, 2022 with respect to the audited financial statements of Mana Capital Acquisition Corp. as of December 31, 2021 and for the period from May 19, 2021 (inception) to December 31, 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 12, 2022